Exhibit 19 under Form N-1A
                                         Exhibit 24 under Item 601/Reg. S-K
                             POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretary of TRUST FOR U.S. TREASURY OBLIGATIONS, and the Deputy General Counsel of Federated Services Company, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES                 TITLE                  DATE

/s/ John F. Donahue        Chairman                    November 1, 1996
John F. Donahue            and Trustee
                           (Chief Executive Officer)

/s/Glen R. Johnson         President                   November 1, 1996
Glen R. Johnson
/s/John W. McGonigle       Treasurer and Executive     November 1, 1996
John W. McGonigle          Vice President
                           (Principal Financial and
                           Accounting Officer)

/s/ Thomas G. Bigley       Trustee                     November 1, 1996
Thomas G. Bigley

/s/ John T. Conroy, Jr.    Trustee                     November 1, 1996
John T. Conroy, Jr.

/s/ William J. Copeland    Trustee                     November 1, 1996
William J. Copeland

/s/ James E. Dowd          Trustee                     November 1, 1996
James E. Dowd

/s/ Lawrence D. Ellis, M.D.   Trustee                  November 1, 1996
Lawrence D. Ellis, M.D.

/s/ Edward L. Flaherty, Jr.   Trustee                  November 1, 1996
Edward L. Flaherty, Jr.

/s/ Peter E. Madden           Trustee                  November 1, 1996
Peter E. Madden

/s/ Gregor F. Meyer           Trustee                  November 1, 1996
Gregor F. Meyer
/s/ John E. Murray            Trustee                  November 1, 1996
John E. Murray

/s/ Wesley W. Posvar          Trustee                  November 1, 1996
Wesley W. Posvar

/s/ Marjorie P. Smuts         Trustee                  November 1, 1996
Marjorie P. Smuts

Sworn to and subscribed before me this 1st day of November, 1996.

/s/ Marie M. Hamm
Notary Public